UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 14, 2013

ENTROPIC COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33844 (Commission File Number)	33-0947630 (IRS Employer Identification No.)

6290 Sequence Drive San Diego, CA 92121 (Address of Principal Executive Offices and Zip Code)

(858) 768-3600 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 14, 2013, Entropic Communications, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were submitted to a vote of the stockholders of the Company at the Annual Meeting and the final results of voting on each proposal are noted below:

Proposal 1: Keith Bechard, Robert Bailey and Theodore Tewksbury, Ph.D, the nominees for Class II Directors, were elected to hold office until the Company's 2016 Annual Meeting of Stockholders based upon the following votes:

Votes For (Keith Bechard)	55,458,269
Votes Withheld (Keith Bechard)	800,736
Votes For (Robert Bailey)	55,460,758
Votes Withheld (Robert Bailey)	798,247
Votes For (Theodore Tewksbury, Ph.D)	55,455,896
Votes Withheld (Theodore Tewksbury, Ph.D)	803,109

Proposal 2: The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement, was approved based on the following votes:

Votes For	51,255,921
Votes Against	3,597,082
Votes Abstained	853,085
Broker Non-Votes	21,956,081

Proposal 3: The proposal to ratify the selection by the audit committee of the Company's board of directors of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved based on the following votes:

Votes For	75,098,000
Votes Against	2,465,529
Votes Abstained	98,640

There were no broker non-votes for this proposal.

As of the close of business on March 18, 2013, the record date for the Annual Meeting, there were 89,372,428 shares of common stock outstanding and entitled to vote, 78,215,086 shares of which were present in person or represented by proxy at the Annual Meeting for the proposals indicated above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Entropic Communications, Inc.

Dated:	May 17, 2013	By:	/s/ Lance W. Bridges
Lance W. Bridges, Esq.
Senior Vice President and General Counsel